EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
FIRST QUARTER 2011 RESULTS
Suwanee, Ga. (April 27, 2011) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the first quarter 2011.
Revenues in the first quarter 2011 were $267.4 million as compared to first quarter 2010 revenues of $266.7 million and as compared to fourth quarter 2010 revenues of $266.2 million.
Adjusted net income (a non-GAAP measure) in the first quarter 2011 was $0.16 per diluted share, compared to $0.24 per diluted share for the first quarter 2010 and $0.19 per diluted share for the fourth quarter 2010.
GAAP net income in the first quarter 2011 was $0.09 per diluted share, as compared to first quarter 2010 GAAP net income of $0.15 per diluted share and fourth quarter 2010 GAAP net income of $0.09 per diluted share. Significant GAAP items that have been excluded in computing adjusted net income and adjusted net income per diluted share include amortization of intangible assets, equity compensation, non-cash interest expense, restructuring charges, and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin for the first quarter 2011 was 36.3%, which compares to the first quarter 2010 gross margin of 42.2% and the fourth quarter 2010 gross margin of 36.2%.
The Company ended the first quarter 2011 with $619.6 million of cash, cash equivalents and short-term investments, down in the aggregate by approximately $41.5 million from the end of the first quarter 2010, reflecting approximately $93 million of repurchases of stock and debt retirement in 2010, and down $0.5 million from the end of the fourth quarter 2010. The Company used $3.6 million of cash for operating activities during the first quarter 2011, which compares to $48.2 million generated during the same period in 2010.
Order backlog at the end of the first quarter 2011 was $177.5 million as compared to $195.1 million and $140.4 million at the end of the first quarter 2010 and the fourth quarter 2010, respectively. The Company’s book-to-bill ratio in the first quarter 2011 was 1.14 as compared to the first quarter 2010 of 1.19 and the fourth quarter 2010 of 1.08.
“First quarter financial results came in within our range of guidance,” said Bob Stanzione, ARRIS Chairman & CEO. “I am very pleased with the progress we are making with customers for our new higher density C4 line cards which will be shipping in the second quarter. Additionally, the recent announcement of our first customer for our new IP Home Gateway product is an indicator of our traction in the strategy to expand into the video based products market.”
During the quarter the Company announced a number of new products as well as a resale agreement with Ruckus Wireless which the Company expects will ramp in the second half of 2011. In February, the Company announced that its Whole Home Solution Media Gateway will be offered by Oregon-based MSO BendBroadband throughout its network. The ARRIS Whole Home Solution consists of the ARRIS Media Gateway, a converged multi-services platform that provides integrated multimedia entertainment to the entire home, and ARRIS Media Players connected to each television. Also during the quarter the Company announced that the ARRIS VIPr™ video transcoding platform with Digital Video Broadcasting (DVB) functionality will be available in April. The transition from analog to digital continues to accelerate, expanding the addressable market for DVB-capable devices.
“With respect to the second quarter 2011, we now project that revenues for the Company will be in the range of $260 to $280 million, with adjusted net income per diluted share in the range of $0.16 to $0.20 and GAAP net income per diluted share in the range of $0.06 to $0.10,” said David Potts, ARRIS EVP & CFO. “Our guidance reflects initial sales of our new C4 CMTS line card capacity upgrade which we anticipate will gain momentum in the second half of 2011, but also reflects higher than usual start-up expenditures related to new products.”
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, April 27, 2011, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4217 or 617-213-4869 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 99866058 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through Tuesday, May 4, 2011 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 42579746. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	revenues and net income for the second quarter 2011, full year 2011 and beyond;

•	start up costs;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the second quarter 2011 as well as the general outlook for 2011 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2010. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
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ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$358,747	$353,121	$351,894	$370,932	$500,044
Short-term investments, at fair value	260,862	266,981	288,463	292,421	161,012

Total cash, cash equivalents and short term investments	619,609	620,102	640,357	663,353	661,056

Restricted cash	4,176	4,937	4,480	4,478	4,476
Accounts receivable, net	149,976	125,933	133,915	139,673	139,207
Other receivables	5,275	6,528	2,654	6,368	3,057
Inventories, net	105,787	101,763	89,203	78,830	79,907
Prepaids	12,115	9,237	8,934	10,196	10,546
Current deferred income tax assets	20,450	19,819	28,585	30,469	37,324
Income taxes recoverable	23,633	21,907	17,094	5,943	—
Other current assets	10,239	11,147	11,253	15,386	14,328

Total current assets	951,260	921,373	936,475	954,696	949,901

Property, plant and equipment, net	56,617	56,306	56,816	56,128	56,223
Goodwill	233,471	234,964	235,109	235,122	235,256
Intangible assets, net	159,672	168,616	177,560	186,529	195,551
Investments	32,787	31,015	29,591	29,485	25,435
Noncurrent deferred income tax assets	10,183	6,293	6,560	6,127	6,298
Other assets	5,798	5,520	6,129	6,755	8,050

	$1,449,788	$1,424,087	$1,448,240	$1,474,842	$1,476,714

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,796	$50,736	$52,011	$72,652	$44,523
Accrued compensation, benefits and related taxes	26,278	28,778	25,913	20,696	23,639
Accrued warranty	2,931	2,945	3,504	3,539	3,632
Deferred revenue	43,019	31,625	36,029	44,913	53,024
Current portion of long-term debt	—	—	12	50	87
Other accrued liabilities	17,594	18,847	25,891	24,476	42,978

Total current liabilities	125,618	132,931	143,360	166,326	167,883
Long-term debt, net of current portion	205,447	202,615	204,053	212,914	214,131
Accrued pension	17,472	17,213	17,383	17,058	16,733
Noncurrent income taxes payable	21,844	17,702	16,509	16,523	16,248
Noncurrent deferred income tax liabilities	25,827	29,151	32,193	28,705	33,577
Other noncurrent liabilities	18,271	15,406	14,926	15,704	16,871

Total liabilities	414,479	415,018	428,424	457,230	465,443

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,438	1,409	1,406	1,405	1,402
Capital in excess of par value	1,219,615	1,206,157	1,199,184	1,194,829	1,187,854
Treasury stock at cost	(145,286)	(145,286)	(115,248)	(99,645)	(79,019)
Unrealized gain (loss) on marketable securities	1,244	392	(374)	217	2
Unfunded pension liability	(5,813)	(5,813)	(6,041)	(6,041)	(6,041)
Accumulated deficit	(35,705)	(47,606)	(58,927)	(72,969)	(92,743)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	1,035,309	1,009,069	1,019,816	1,017,612	1,011,271

	$1,449,788	$1,424,087	$1,448,240	$1,474,842	$1,476,714

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months
	Ended March 31,
	2011	2010
Net sales	$267,436	$266,697
Cost of sales	170,490	154,186

Gross margin	96,946	112,511

Operating expenses:
Selling, general, and administrative expenses	36,838	35,117
Research and development expenses	36,040	34,365
Restructuring charges	—	52
Amortization of intangible assets	8,944	9,022

	81,822	78,556

Operating income	15,124	33,955
Other expense (income):
Interest expense	4,225	4,430
Gain on investments	(570)	(146)
Loss (gain) on foreign currency	888	(268)
Interest income	(1,108)	(374)
Other (income) expense, net	(113)	(42)

Income from continuing operations before income taxes	11,802	30,355
Income tax expense (benefit)	(99)	11,364

Net income	$11,901	$18,991

Net income per common share:
Basic	$0.10	$0.15

Diluted	$0.09	$0.15

Weighted average common shares:
Basic	122,297	125,967

Diluted	125,732	129,975

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months
	Ended March 31,
	2011	2010
Operating Activities:
Net income	$11,901	$18,991
Depreciation	5,855	5,359
Amortization of intangible assets	8,944	9,021
Amortization of deferred finance fees	163	180
Non-cash interest expense	2,832	2,883
Deferred income tax provision (benefit)	(7,844)	(4,495)
Stock compensation expense	5,284	4,521
Provision for doubtful accounts	—	295
Loss on disposal of fixed assets	34	11
Gain on investments	(570)	(146)
Excess tax benefits from stock-based compensation plans	(3,700)	(2,486)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(24,043)	4,206
Other receivables	534	2,420
Inventory	(4,024)	15,944
Income taxes payable/recoverable	2,410	9,167
Accounts payable and accrued liabilities	(7,048)	(24,935)
Other, net	5,701	7,274

Net cash provided by (used in) operating activities	(3,571)	48,210

Investing Activities:
Purchases of investments	(99,361)	(42,436)
Disposals of investments	105,949	2,100
Purchases of property & equipment, net	(6,251)	(4,654)
Cash proceeds from sale of property & equipment	42	240

Net cash provided by (used in) investing activities	379	(44,750)

Financing Activities:
Payment of debt obligations	—	(37)
Repurchase of common stock	—	(3,059)
Excess income tax benefits from stock-based compensation plans	3,700	2,486
Repurchase of shares to satisfy employee tax withholdings	(8,245)	(5,993)
Fees and proceeds from issuance of common stock, net	13,363	2,622

Net cash provided by (used in) financing activities	8,818	(3,981)
Net increase (decrease) in cash and cash equivalents	5,626	(521)
Cash and cash equivalents at beginning of period	353,121	500,565

Cash and cash equivalents at end of period	$358,747	$500,044

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2011		Q1 2010
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share
Net income	$11,901	$0.09	$18,991	$0.15
Highlighted items:
Impacting gross margin:
Stock compensation expense	437	—	433	—
Impacting operating expenses:
Acquisition costs, restructuring and other	—	—	52	—
Amortization of intangible assets	8,944	0.07	9,022	0.07
Stock compensation expense	4,847	0.04	4,088	0.03
Impacting other (income) / expense:
Non-cash interest expense	2,832	0.02	2,883	0.02
Impacting income tax expense:
Adjustments of income tax valuation allowances, research & development credits and other	(3,583)	(0.03)	1,222	0.01
Tax related to highlighted items above	(5,024)	(0.04)	(5,505)	(0.04)

Total highlighted items	8,453	0.07	12,195	0.09

Net income excluding highlighted items	$20,354	$0.16	$31,186	$0.24

Weighted average common shares — diluted		125,732		129,975

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our acquisitions. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt . Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. In the first quarters of 2011 and 2010, income tax expense adjustments were recorded for state valuation allowances and research and development tax credits.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.